KE 116030655 SUMMIT MIDSTREAM HOLDINGS, LLC and THE GUARANTORS NAMED HEREIN ______________________________________ 8.625% SENIOR SECURED SECOND LIEN NOTES DUE 2029 ______________________________________ ________________________ SECOND SUPPLEMENTAL INDENTURE DATED AS OF DECEMBER 4, 2024 __________________________ REGIONS BANK, Trustee and Collateral Agent __________________________ Exhibit 4.1

2 This SECOND SUPPLEMENTAL INDENTURE, dated as of December 4, 2024 (this “Supplemental Indenture”), is among Summit Midstream Holdings, LLC, a Delaware limited liability company (the “Issuer”), Tall Oak Midstream Operating, LLC, a Delaware limited liability company (“Tall Oak”), Tall Oak Woodford, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Tall Oak (“Woodford”), VM ARKOMA Stack, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Tall Oak (“Arkoma”), BCZ Land Holdings, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Arkoma (together with Tall Oak, Woodford and Arkoma, the “Guarantors”), and Regions Bank, as Trustee (in such capacity, the “Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”). RECITALS WHEREAS, on October 1, 2024, Summit Midstream Corporation, a Delaware corporation (the “Parent”), and Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), entered into a Business Contribution Agreement, by and among the Parent, the Partnership and Tall Oak Midstream Holdings, LLC, a Delaware limited liability company (“Tall Oak Parent”), pursuant to which, among other things, upon consummation of the transactions contemplated thereby on December 2, 2024, Tall Oak Parent contributed all of its equity interests in Tall Oak to the Partnership; WHEREAS, the Issuer, the initial Guarantors, the Trustee and the Collateral Agent entered into an Indenture, dated as of July 26, 2024 (as supplemented by the First Supplemental Indenture, dated as of August 1, 2024, the “Indenture”), pursuant to which the Issuer has issued $575,000,000 in the aggregate principal amount of 8.625% Senior Secured Second Lien Notes due 2029 (the “Notes”); WHEREAS, Section 9.01(x) of the Indenture provides that the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Indenture in order to comply with Section 4.13 thereof, without the consent of the Holders of the Notes; and WHEREAS, all acts and things prescribed by the Indenture, by law and by the organizational documents of the Issuer, the Guarantors, the Trustee and the Collateral Agent necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuer, the Guarantors, the Trustee and the Collateral Agent, in accordance with its terms, have been duly done and performed; NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuer, the Guarantors, the Trustee and the Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

3 ARTICLE 1 Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by the Issuer, the Guarantors, the Trustee and the Collateral Agent. ARTICLE 2 Section 2.01. From this date, in accordance with Section 4.13 and by executing this Supplemental Indenture, each Guarantor whose signature appears below is subject to the provisions of the Indenture as a Guarantor to the extent provided for in Article 10 thereunder. ARTICLE 3 Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture. Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto. Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Section 3.05. In entering into this Supplemental Indenture, the Trustee and the Collateral Agent shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee or the Collateral Agent, as applicable, whether or not elsewhere herein so provided. Neither the Trustee nor the Collateral Agent makes any representations as to the validity, execution or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee or the Collateral Agent, as applicable. Neither the Trustee nor the Collateral Agent assumes any responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of the Issuer. [Signature pages follow]

[Signature Page to Second Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above. SUMMIT MIDSTREAM HOLDINGS, LLC By: /s/ William J. Mault ___________________ Name: William J. Mault Title: Executive Vice President and Chief Financial Officer GUARANTORS TALL OAK MIDSTREAM OPERATING, LLC By: /s/ William J. Mault ___________________ Name: William J. Mault Title: Executive Vice President and Chief Financial Officer TALL OAK WOODFORD, LLC By: /s/ William J. Mault ___________________ Name: William J. Mault Title: Executive Vice President and Chief Financial Officer VM ARKOMA STACK, LLC By: /s/ William J. Mault ___________________ Name: William J. Mault Title: Executive Vice President and Chief Financial Officer BCZ LAND HOLDINGS, LLC By: /s/ William J. Mault ___________________ Name: William J. Mault Title: Executive Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture] REGIONS BANK, as Trustee and Collateral Agent By: /s/ Shawn Bednasek ___________________ Name: Shawn Bednasek Title: Senior Vice President